SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.



                              FORM 8-K

                           CURRENT REPORT

                  Securities Exchange Act of 1934


Date of Report (date of earliest event reported): September 25, 1996


Computervision Corporation
(Exact name of registrant as specified in charter)


    Delaware            1-7760/0-20290       04-2491912
(State or other       		(Commission          IRS Employer
jurisdiction          		File Numbers)        Identification
of incorporation)                            Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


Registrant's telephone number, including area code
(617) 275-1800


(Former name or former address, if changed since last report)


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Item 5.	Other Events

     On September 25, 1996, Computervision Corporation issued the attached press release announcing the sale of its OSS business.


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Item 7.  Financial Statements and Exhibits

     (a)     Financial Statements of business acquired:

             Not applicable

     (b)     Pro Forma financial information

             Not applicable

     (c)     Exhibits:

             (99) (a) Press Release dated September 25, 1996


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                          SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                          Computervision Corporation
                          (Registrant)


                          By /S/ Anthony N. Fiore, Jr.
                          Anthony N. Fiore, Jr.
                          Vice President, Business
                          Operations and General Counsel

                          Date:   September 25, 1996



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                          EXHIBIT INDEX


Exhibit No.                                           Page. No.

(99) (a) Press Release dated September 25, 1996       7,8,9,10



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FOR IMMEDIATE RELEASE

          ***  COMPUTERVISION TO SELL HARDWARE SERVICES  ***
          ***         BUSINESS FOR $125 MILLION          ***

     Furthers Strategic Transformation to Software Solutions Company

BEDFORD, Mass., September 25, 1996 -- Computervision today announced that it has signed an agreement for the sale of its Open Service Solutions business to an investment group headed by J. F. Lehman & Company. Upon closing the transaction, the business will be conducted under the name of CV Services International, Inc. The sale is for $100 million in cash, $25 million in preferred stock in CV Services International, Inc., and warrants to purchase common shares representing 19 percent of CV Services International, Inc. The transaction furthers Computervision's strategic transformation to a software solutions company focused on the fast-growing Electronic Product Definition (EPD) marketplace.

Kathleen A. Cote, President and Chief Operating Officer, said, "This transaction enables Computervision to totally focus its strategy and resources on growing its software solutions business in the expanding EPD marketplace of enterprise-wide product development solutions. We see the EPD marketplace as a major opportunity for Computervision to drive its growth. We estimate this marketplace is at least $3 billion and growing in excess of 20 percent annually.

"While the hardware services business was a profitable business for our company, the proceeds from this transaction and the resulting impact on our P&L and balance sheet made this decision fairly straightforward," said Cote. "On a pro forma basis, it is anticipated that our future business model will move towards being more typical of a software solutions company with overall gross margins between 70-75 percent, operating margins in the range of 20-25 percent and net income from continuing operations in the area of 11-16 percent. The proceeds of this transaction will be used to further reduce debt, moving us closer to our goal of being debt-free by the year 2000.

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"Computervision is now well positioned to aggressively drive its
Electronic Product Definition strategy to manufacturing companies of all sizes into our large installed base, our strategic industry accounts and their supplier base. And with Open EPD, Computervision can now penetrate our competitors' accounts."

Cote continued, "CV Services International, Inc. will have the opportunity to realize their full potential under the ownership of the Lehman Group. While the individual companies will move forward to achieve their respective goals, they will maintain a strong relationship that will be in the best interest of our customers.

"This transaction creates a win-win situation for Computervision, its customers, employees and shareholders," said Cote. "For the employees and customers of the new CV Services International, Inc., this transaction provides them an ownership and management that is fully committed to growing its business, to expanding the company's range of services and to pursuing a broad range of opportunities in its markets: systems support and maintenance, networking, and information technology infrastructure support. Customers will continue to be served by the same people. Employees will benefit from being part of an independent concern where their efforts will be directly reflected in the success of their company."

John Lehman, Chairman and President of J. F. Lehman & Company, stated, "My associates and I are enthusiastic about our ownership of this well-established, highly successful worldwide business. We plan to be directly involved in the governance and global growth of CV Services International, Inc., and are firmly committed to maintaining the current high-quality services that it now provides to its many customers throughout the world."

CV Services International, Inc., will continue to be managed by the current senior management team headed by John J. Murphy, currently Vice President of OSS. He has been with Computervision since 1980 and has over 31 years of international experience.

"We have transformed our business over the last few years to supply our customers with a broad range of services that provide them with a competitive approach to Information Technology," said Murphy. "This service partnership with J. F. Lehman & Company will enable us to grow the business by greater investment in our people, process and technology."

The transaction also includes an operating agreement with CV Services International Inc. to ensure a transition that is smooth and transparent for customers. This transaction is subject to customary conditions, the completion of due diligence and regulatory approvals, and is expected to close by the end of 1996.

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Computervision's Electronic Product Definition strategy is an approach to developing, delivering, and maintaining products throughout the entire product development life cycle. Electronic Product Definition allows every part of an organization -- design, development, manufacturing, and support -- to work in an optimized collaborative environment, sharing design information and responding quickly to design changes as they happen.

OSS Background
--------------
Established in 1969 as a service business unit of Computervision Corporation, Open Systems Solution (OSS) has a history firmly rooted in complex systems in a networked environment. It has matured as a truly international company, supporting over 20,000 manufacturing and commercial customers and serving more than 100,000 systems across the globe. In 1989, Computervision achieved BS5750/ISO9000 registration, evidence of its continuing commitment to high standards. OSS is the largest independent provider of hardware and systems software services to end users of Sun Microsystems. OSS is positioned amongst the world's leading IT service providers. It continues to expand in both size and revenue.

J. F. Lehman Background
-----------------------
J. F. Lehman & Company (JFLC) is a company that specializes in the acquisition of mid-sized high- technology manufacturing and service companies with emphasis on those industries where the principals have specialized experience and relationships.

Computervision Background
-------------------------
Computervision Corporation is a leading international supplier of desktop and enterprise-wide product development software and services. For more than 25 years, the company's product and process data management (PDM) and design automation (CAE/CAD/CAM) software solutions have helped manufacturers improve product quality and reduce time to market. Computervision provides best-practices consulting programs to support product development process reengineering, technology implementation and comprehensive application support. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices worldwide.

This press release contains "forward-looking" statements under the federal securities laws. The Company notes that actual results could differ materially from those projected. Various factors could cause actual results to differ materially from those projected, including: reliance on significant contracts from large customers that make quarterly revenues and earnings difficult to predict, the Company's ability to achieve expected levels of operating costs and anticipated mix of revenues between product and support services, the risks associated with new product introduction and technology development by the Company, product introductions or price changes by the Company's competitors, and general economic conditions by the Company's principal markets. The Company refers the reader to its filings with the Securities and Exchange Commission for other risks and uncertainties.

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Computervision, Computervision Services, and the Computervision logo are
USPTO registered trademarks of Computervision Corporation. Electronic Product Definition and EPD are trademarks of Computervision Corporation. All other marks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available via fax by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/ 275-1800. For more information on Computervision visit the Computervision web site at http://www.cv.com.

Investor Contact:                            Media Contact:
-----------------                            --------------
William A. Foniri                            Paula Slotkin
Chief Financial Officer                      Director, Public Relations
Computervision Corporation                   Computervision Corporation
(617) 275-1800, ext. 5168                    (617) 275-1800, ext. 1838
WFONIRI@msgate.cv.com                        PSLOTKIN@msgate.cv.com

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